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                                                             Exhibit 99.B(14)


          Consent of Independent Registered Public Accounting Firm

The Boards of Directors and Shareholders
ING Partners, Inc.:

We consent to the use of our reports dated February 28, 2006, incorporated herein by reference, on the financial statements of ING Goldman Sachs(R) Structured Equity Portfolio (formerly ING Goldman Sachs(R) Core Equity Portfolio) and ING UBS U.S. Large Cap Equity Portfolio (each a series of ING Partners, Inc.), and to the reference to our firm under the heading "Financial Highlights" in Appendix C to the proxy statement/prospectus.


                                          /s/ KPMG LLP

Boston, Massachusetts
November 16, 2006